As filed with the Securities and Exchange Commission on January 6, 2021 under the Securities Act of 1933, as amended.

No. 333-251756

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pontem Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1562955
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1140 Avenue of the Americas, 9th Floor
New York, New York 10036

(212) 457-9077

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hubertus Muehlhaeuser

Chief Executive Officer

1140 Avenue of the Americas, 9th Floor
New York, New York 10036

(212) 457-9077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Debbie P. Yee, P.C.	Joel L. Rubinstein
Kirkland & Ellis LLP	Elliott M. Smith
609 Main Street	Stuart Bressman
Houston, Texas 77002	White & Case LLP
(713) 836-3660	1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	43,125,000 units	$10.00	$431,250,000	$47,050
Class A ordinary shares included as part of the units(3)	43,125,000 shares	----	----	----	(4)
Redeemable warrants included as part of the units(3)	14,375,000 warrants	----	----	----	(4)
Total			$431,250,000	$47,050	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 5,625,000 units, consisting of 5,625,000 Class A ordinary shares and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-division, share dividends, or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pontem Corporation is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-251756) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.*
10.1	Form of Letter Agreement among the Registrant, HSM-Invest, Pontem LLC and each of the officers, director and advisory board members of the Registrant.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Registration and Shareholder Rights Agreement among the Registrant, Pontem LLC and the Holders signatory thereto.*
10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Purchasers signatory thereto.*
10.5	Form of Indemnity Agreement.*
10.6	Promissory Note, dated as of October 16, 2020, issued to Pontem LLC.*
10.7	Amended and Restated Securities Subscription Agreement, dated as of December 27, 2020, between Pontem LLC and the Registrant.*
10.8	Form of Administrative Services Agreement between the Registrant and Pontem LLC.*
10.9	Form of Forward Purchase Agreement.*
10.10	Consulting Agreement, dated as of October 15, 2020, between Islander LLC and Pontem Corporation**
23.1	Consent of Marcum LLP.*
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*
23.3	Consent of Maples and Calder (included on Exhibit 5.2).*
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**
99.1	Consent of Erik Olsson.**
99.2	Consent of Peter Grosch.**
99.3	Consent of Luciano Mozzato.**

*	Filed herewith.
**	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of January 2021.

PONTEM CORPORATION

By:	/s/ Hubertus Muehlhaeuser
Name:	Hubertus Muehlhaeuser
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on January 6, 2021.

Name	Position

*	Lead Director
Burak Alici

/s/ Hubertus Muehlhaeuser	Chief Executive Officer and Director
Hubertus Muehlhaeuser	(Principal Executive Officer)

*	Chief Financial Officer
Nina Murphy	(Principal Financial and Accounting Officer)

*By:	/s/ Hubertus Muehlhaeuser
*By:	Hubertus Muehlhaeuser
Attorney-in-Fact

II-2